UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12640 (Commission File Number)	13-3186040 (IRS Employer Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(c) (1) On May 16, 2007, the Board of Directors of Kaydon made the following officer appointments:
          (A) John R. Emling as Senior Vice President and Chief Operating Officer; and
          (B) Kenneth W. Crawford as Senior Vice President — Chief Financial Officer (in addition to his current position as Corporate Controller).
Press releases announcing these appointments are attached as Exhibits 99.1 and 99.2. The releases are also available on the Company’s website, which is www.kaydon.com.
(2) (A) Prior to his appointment as Chief Operating Officer, Mr. Emling, 51, served as Senior Vice President of Operations. Mr. Emling joined Kaydon in September 1998 as President — Kaydon Bearings Division. He became Senior Vice President of Operations in April 2000.
          (B) Prior to his appointment as Senior Vice President — Chief Financial Officer, Mr. Crawford, 50, served as Vice President and Corporate Controller, and Assistant Secretary. Mr. Crawford has served as Vice President and Corporate Controller since joining Kaydon in March 1999. He was elected Assistant Secretary in February 2000.
(e) On May 17, 2007, the Board of Directors approved an amended and restated Supplemental Executive Retirement Plan (“SERP”). James O’Leary, Chairman and President, and John F. Brocci, Vice President — Administration and Corporate Secretary, are the only executive officers of Kaydon currently participating in the SERP. The amendments to the SERP were made to bring this compensatory arrangement into compliance with the final IRS regulations under Section 409A of the Internal Revenue Code to clarify certain plan provisions, and to reflect the benefits granted to Mr. O’Leary under his employment agreement.

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Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 21, 2007.
99.2	Press Release dated May 21, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2007	KAYDON CORPORATION
	By:	/S/ JOHN F. BROCCI
John F. Brocci
Vice President Administration and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 21, 2007
99.2	Press Release dated May 21, 2007.